                                                                     Exhibit 4.3


                               REVOLVING LOAN NOTE

$[1][___,___,___]
[2][MM/DD/YY]                                                 New York, New York

         FOR VALUE RECEIVED, KROLL INC., a Delaware corporation ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before [________], the lesser of (a) [1] DOLLARS ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of September 5, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner, Syndication Agent, Administrative Agent and Collateral Agent, BEAR STEARNS CORPORATE LENDING, INC., as Co-Documentation Agent, and CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Co-Documentation Agent.

         This Note is one of the "Revolving Loan Notes" in the aggregate principal amount of $25,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made


----------

[1]      Lender's Revolving Commitment

[2]      Date of Issuance
hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


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         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


                                     KROLL INC.


                                     ___________________________________
                                     By:
                                     Title:


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                                 TRANSACTIONS ON
                               REVOLVING LOAN NOTE

               Amount of Loan Made     Amount of Principal Paid      Outstanding Principal         Notation
Date                This Date                  This Date               Balance This Date           Made By
----                ----------                 ---------               -----------------           -------

